UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SPLINEX TECHNOLOGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0715816

(State of Incorporation or Organization)	(I.R.S. Employer Identification)

550 West Cypress Creek Road, Ft. Lauderdale, Florida	33309

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. ☐	If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of Class)

SPLINEX TECHNOLOGY INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     The information required by Item 202 of Regulation S-K is set forth in full under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-116817), filed with the Securities and Exchange Commission on June 24, 2004, including any amendments thereto (the “Registration Statement”), and by this reference is incorporated herein and made a part hereof.

Item 2. Exhibits.

     (1) Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement)

     (2) Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

SPLINEX TECHNOLOGY INC. (Registrant)
January 6, 2005	By:	/s/ Gerard Herlihy
Gerard Herlihy
Chief Financial Officer